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                                                                    EXHIBIT 99.1

                                  [OCTEL LOGO]

Contact:
Octel Corp. Investor Relations                 Citigate Financial Intelligence
Heather Ashworth                               Shoshana Dubey / Patrick Kilhaney
+44-161-498-8889                               +1-212-840-0008



                    Octel Corp. Declares Semi-Annual Dividend



NEWARK, DELAWARE, May 5, 2003 - Octel Corp. (NYSE: OTL) today announced that its Board of Directors has declared a semi-annual dividend of $0.05 (5 cents) per share, payable on June 17, 2003, to the holders of record of the common stock of the corporation on May 20, 2003.

Octel Corp., a Delaware corporation, is a global chemical company specializing in high performance fuel additives and special and effect chemicals. The company's strategy is to manage profitably and responsibly the decline in world demand for its major product - tetraethyl lead (TEL) in gasoline - through competitive differentiation and stringent product stewardship, to expand its Petroleum Specialties and Performance Chemicals businesses organically through product innovation and focus on customer needs, and to seek synergistic growth opportunities through joint venture, alliances, collaborative arrangements and acquisitions.